Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Gabelli Enterprise Mergers and Acquisitions Fund:

In planning and performing our audit of the financial
statements of Gabelli Enterprise Mergers and Acquisitions
Fund, (the "Fund") as of and for the year ended October
31, 2012, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we
considered the Fund's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Fund's
internal control over financial reporting.  Accordingly,
we do not express an opinion on the effectiveness of the
Fund's internal control over financial reporting.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments by management are
required to assess the expected benefits and related
costs of controls.  A fund's internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles.  A fund's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements
in accordance with generally accepted accounting
principles, and that receipts and expenditures of the
fund are being made only in accordance with
authorizations of management and directors of the fund;
and (3)  provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use or disposition of a fund's assets that
could have a material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in
internal control over financial reporting, such that
there is a reasonable possibility that a material
misstatement of the Fund's annual or interim financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in
internal control over financial reporting that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United
States).  However, we noted no deficiencies in the Fund's
internal control over financial reporting and its
operation, including controls over safeguarding
securities, that we consider to be material weaknesses as
defined above as of October 31, 2012.
This report is intended solely for the information and
use of management and the Board of Directors of Gabelli
Enterprise Mergers and Acquisitions Fund and the
Securities and Exchange Commission and is not intended to
be and should not be used by anyone other than these
specified parties.
/s/ PricewaterhouseCoopers LLP

New York, New York
December 26, 2012